UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — July 31, 2012

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)                                 On July 31, 2012, the board of directors of Assured Guaranty Ltd. (AGL) appointed Bonnie L. Howard a director of AGL, to hold office until the next annual meeting of shareholders of AGL.  Ms. Howard also has been appointed to the Audit Committee and the Risk Oversight Committee of the Board of Directors.

Upon her appointment, Ms. Howard received the annual director retainer consisting of cash and stock, which amounts are subject to our director compensation policy, a summary of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

A copy of the press release announcing Ms. Howard’s appointment is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01                                            Financial Statements, Pro Forma Financial Information and Exhibits

(d)                                 Exhibits

Exhibit Number	Description
99.1	Director Compensation Summary*

99.2	Press Release of Assured Guaranty Ltd., dated August 1, 2012

*                 Management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ James M. Michener
		Name:	James M. Michener
		Title:	General Counsel

DATE: August 1, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Director Compensation Summary

99.2	Press Release of Assured Guaranty Ltd., dated August 1, 2012